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                                                                   EXHIBIT 10.42

Millers Integrated Claims Resources, Inc.
Service Contract (as amended to be effective December 1, 1996)

SPECIFIC CONDITIONS

This agreement is entered into between Millers Mutual Fire Insurance Company, having its principal office at 300 Burnett Street, Fort Worth, Texas, Millers Casualty Insurance Company, having its principal office at 300 Burnett Street, Fort Worth, Texas (together referred herein as Millers) and Millers Integrated Claims Resources, Inc. (MICR), having its principal office at 300 Burnett Street, Fort Worth, Texas.

Millers and MICR do hereby agree to the following conditions:

1.  This agreement covers operations of Millers in all states.

2. The services to be provided shall be in accordance with Texas laws and shall apply to all claims and administrative services excluding legal services provided to Millers by MICR.

3. Millers shall pay MICR for services provided at 8.5 percent of net earned premiums for AgriBusiness and Commercial lines and 7.5 percent of net earned premiums for Personal lines. MICR will bill for services monthly and monies are due MICR from Millers within 30 days of billing date. This fee will be reviewed annually and adjusted accordingly.

4. This contract is to provide services for the period commencing December 1, 1996 through December 31, 1997. Millers and MICR agree that unless one of them gives notice to the other in writing received at least 60 days in advance of the contract period, this contract will automatically renew for a new contract period equal in duration to the contract period described herein, commencing on December 1 of each year.

5. All services to be performed by MICR will be rendered to Millers in a professional manner, subject to the supervision, standards and needs of Millers.

6.  The General Conditions are made apart hereof as though fully set out herein.







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Millers Integrated Claims Resources, Inc.
Service Contract
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General Conditions

I.   MICR'S OBLIGATION UNDER THE CONTRACT:

     A. To maintain a complete and accurate claim file on each reported claim. To investigate evaluate settle and/or give notice of the necessity to defend all claims. Payment of claims and related expenses will be made with Millers' funds.

     B. To appraise Millers of major developments which arise in the administration, investigation, adjustment, settlement of a particular claim and to communicate with Millers designated representative regarding all important matters concerning the proper disposition of claims invoicing complex or questionable circumstances. Major developments within the context of this section are understood to mean:

         1.  Controverted claims.

         2. Receipt of an adverse medical report, e.g. "injury more serious than originally reported".

         3.  Death of claimant.

         4.  Adverse ruling from the court.

         5. The need for attorney representation in a previously unrepresented case.

     C. To refrain from disclosing the contents of Millers files to third parties except as is reasonably necessary in the carrying out the responsibilities under this contract or in delegating the responsibilities to others as legally required.

II.  MILLERS OBLIGATION UNDER THE CONTRACT:

     A. To pay MICR the service fee in the amount and in the manner prescribed by the Specific Conditions.

     B. To refer to MICR for service all claims which would fall within the definition of claim, specifically any monetary demand against Millers alleged to fall within the scope of the insurance contracts which were issued by Millers.





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Millers Integrated Claims Resources, Inc.
Service Contract
Page 3

  C. To comply will all other terms and conditions in the General Conditions of this contract.

III.  CANCELLATION OF CONTRACT:

Cancellation of this contract without cause shall constitute a breach. This contract may be cancelled with cause in the event of default in any material term of this contract or in the event that there exists other reasons legally constituting cause by either party giving to other party written notice setting forth the reason for the cancellation and the date upon which cancellation is to be effective.

In the event of cancellation by MICR or Millers with or without cause, Millers must pay MICR the balance of any monies owed MICR within 30 days of the effective date of cancellation.

IV.   GENERAL PROVISIONS

Execution of this contract by signing the Specific Conditions which are part of this contract shall constitute agreement by both parties to all of the terms set forth in these General Conditions including the following:

  A. The provisions of this contract are for the sole benefit of the parties named herein.

  B. Either party will not be liable to any person not a party to this contract for loss, liability, damage, or expense. Both parties agree to hold the other party harmless for extra contractual liabilities or losses in excess of policy limits arising out of their acts.

  C. This contract may not be assigned without prior written consent and the General Conditions and Specific Conditions contain the entire agreement by and between the parties with respect to the services described herein.

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Millers Integrated Claims Resources, Inc.
Service Contract
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In witness whereof, the parties have caused this contract to be executed in their behalf by the undersigned duly authorized persons.


Miller Mutual Fire Insurance Company   Miller Integrated Claims Resources, Inc.

By:                                    By:
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Millers Casualty Insurance Company

By:
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